SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CHINA SHEN ZHOU MINING & RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHINA SHEN ZHOU MINING & RESOURCES, INC.

Notice of Special Meeting of Shareholders

and

Proxy Statement

Special Meeting to be held

on

June 20, 2012

9 a.m. Beijing Time

No. 166 Fushi Road, Zeyang Tower

Shijingshan District, Beijing, China 100043

China Shen Zhou Mining & Resources, Inc.

No. 166 Fushi Road, Zeyang Tower, Shijingshan District, Beijing, China 100043

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 20, 2012

Dear Shareholder:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the “Special Meeting”) of China Shen Zhou Mining & Resources, Inc. is to be held on June 20, 2012, at 9 a.m., local time. The meeting will be held at our offices at No. 166 Fushi Road, Zeyang Tower, Shijingshan District, Beijing, China 100043, for the following purposes:

1.	To approve the potential issuance of common stock of the Company par value $0.001 (the “Common Stock”) equal to or greater than 20% of the Company’s outstanding Common Stock upon conversion of the Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”) or upon exercise of warrants, both having been issued in connection with the March 2012 Registered Direct Offering of the Series A Convertible Preferred Stock (the “RDO”);

2.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation, which would increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 whereby the additional 50,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding, and would increase the number of authorized shares of capital stock from 55,000,000 to 105,000,000; and

3.	To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

All shareholders are cordially invited to attend the Special Meeting; however, only shareholders of record at the close of business on May 21, 2012 (the “Record Date”) are entitled to notice of the Special Meeting and only Common Stock shareholders of record are entitled to vote at the Special Meeting or any adjournments thereof. A complete list of these stockholders will be open for the examination of any shareholder of record at the principal executive offices of the Company starting two (2) business days after the date of this Notice. The list will also be available for the examination of any shareholder of record present at the Special Meeting. The Special Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

A proxy statement describing the matters to be considered at the Special Meeting is attached to this Notice (the “Proxy Statement”).

The Board of Directors recommends that you vote FOR Proposals 1 and 2.

We appreciate your support and look forward to seeing you at the meeting in June.

Important notice regarding the availability of proxy materials for the Special Meeting to be held on June 20, 2012.

The Proxy Statement is available at http://www.chinaszmg.com/.

It is important that your shares are represented at the Special Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the Special Meeting in person, please vote your shares promptly by completing, signing and returning the accompanying proxy card as directed either in the instructions of our transfer agent, Standard Registrar & Transfer, Inc. located at 12528 South 1840, East Draper, Utah, 84020, Telephone number: (801) 571-8844 (the “Transfer Agent”) or on the proxy card included with this Proxy Statement. You do not have to affix postage if you mail the proxy card in the United States. If you attend the Special Meeting, you may withdraw your proxy and vote your shares personally.

If you plan to attend the Special Meeting, please mark the accompanying proxy card in the space provided and return it to us. This will assist us with our preparations for the Special Meeting. If your shares are not registered in your own name and you would like to attend the Special Meeting, please ask the broker, trust, bank, or other nominee that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the Special Meeting. Requests for additional copies of the Proxy Statement should be addressed to China Shen Zhou Mining & Resources, Inc., No. 166 Fushi Road, Zeyang Tower Shijingshan District, Beijing, China 100043. This material will be furnished without charge to any shareholder requesting it.

Sincerely, /s/ Xiaojing Yu Xiaojing Yu Chairwoman of the Board and Chief Executive Officer

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CHINA SHEN ZHOU MINING & RESOURCES, INC.

No. 166 Fushi Road, Zeyang Tower,

Shijingshan District, Beijing, China 100043

PROXY STATEMENT

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why did you send me this proxy statement?

This proxy statement (the “Proxy Statement”) and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of China Shen Zhou Mining & Resources, Inc., a Nevada corporation (the “Company”), for use at a special meeting of its shareholders to be held on June 20, 2012, at No. 166 Fushi Road, Zeyang Tower, Shijingshan District, Beijing, China 100043, at 9 a.m., local time (the “Special Meeting”), and at any adjournments or postponements of the Special Meeting.

This Proxy Statement summarizes the information you need to make an informed vote on the proposals to be considered at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card using the envelope provided as described on the proxy card. The terms “China Shen Zhou,” the “Company,” “we,” or “our” herein refer to China Shen Zhou Mining & Resources, Inc.

What are the purposes of this meeting?

The Board of Directors, on behalf of the Company, is seeking your affirmative vote for the following:

1.	To approve the potential issuance of common stock of the Company par value $0.001 (the “Common Stock”) equal to or greater than 20% of the Company’s outstanding Common Stock upon conversion of the Company’s Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”) or exercises of warrants, both having been issued in connection with the March 2012 Registered Direct Offering of the Series A Convertible Preferred Stock (the “RDO”);

2.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation, which would increase the number of authorized shares of Common Stock of the Company from 50,000,000 to 100,000,000 whereby the additional 50,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding, and would increase the number of authorized shares of capital stock from 55,000,000 to 105,000,000; and

3.	To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

Who may attend the meeting?

Only shareholders, their proxy holders, and our invited guests may attend the Special Meeting. If you plan to attend, please bring identification, and, if you hold shares in street name, you should bring your bank or broker statement showing your beneficial ownership of Company stock in order to be admitted to the meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Standard Registrar & Transfer, Inc. located at 12528 South 1840, East Draper, Utah, 84020, Telephone number: (801) 571-8844 (the “Transfer Agent”), you are considered the “stockholder of record” with respect to those shares. The proxy materials have been sent directly to you by the Transfer Agent. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the proxy or voting instructions included in the mailing.

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Who can vote?

Only shareholders of record of our Common Stock, as of the close of business on May 21, 2012 (the “Record Date”) are entitled to vote at the Special Meeting and any adjournment or adjournments thereof. Holders of Common Stock and Series A Convertible Preferred Stock are entitled to notice of the Special Meeting.

A list of stockholders entitled to vote at the Special Meeting will be available at the offices of the Company starting two (2) business days after the date of this Proxy Statement and at least ten (10) days prior to the Special Meeting, during office hours, at the executive offices of the Company at No. 166 Fushi Road, Zeyang Tower, Shijingshan District, Beijing, China 100043, by contacting the Secretary of the Company (the “Secretary”).

The presence at the Special Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the Special Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Special Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

As of the Record Date, we had issued and outstanding 38,347,523 shares of Common Stock. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Special Meeting. As of the Record Date, we had issued and outstanding 5,000 shares of Series A Convertible Preferred Stock. Holders of Series A Convertible Preferred Stock generally do not have voting rights, except in certain circumstances, and are not entitled to vote on the proposals at the Special Meeting. No other class of voting securities was outstanding as of the Record Date.

How do I vote? What are the Board’s recommendations?

You may vote by the following method:

☐	Completing and signing the proxy card and mailing it in the enclosed postage-paid envelope.

If your shares are held through a broker, trust, bank or other nominee, you should refer to information forwarded to you by such holder of record for your voting options.

The shares represented by any proxy duly given will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted:

1.	FOR the potential issuance of Common Stock equal to or greater than 20% of the Company’s outstanding Common Stock upon conversion of the Company’s Series A Convertible Preferred Stock or exercises of warrants, both having been issued in connection with the RDO (“Proposal 1”); and

2.	FOR the amendment to the Company’s Amended and Restated Articles of Incorporation, which would increase the number of authorized shares of Common Stock of the Company from 50,000,000 to 100,000,000 whereby the additional 50,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding, and would increase the number of authorized shares of capital stock from 55,000,000 to 105,000,000; (“Proposal 2”).

In addition, if other matters come before the Special Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters. As long as a quorum is obtained, both Proposal 1 and Proposal 2 (the “Proposals”) require the vote of a majority of the shares present in person or by proxy at the Special Meeting for approval.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter but will be considered for the purpose of determining the number of total votes present at the Meeting. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the Proposals.

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May I revoke my proxy?

Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted. Mere attendance at the Special Meeting will not revoke a proxy. Such revocation may be effected in writing by execution of a subsequently dated proxy or by a written notice of revocation, in each case sent to the attention of the Secretary at the address of our principal office set forth above in the Notice to this Proxy Statement, or by your attendance and voting in person at the Special Meeting. Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.

If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

You are requested, regardless of the number of shares you own or your intention to attend the Special Meeting, to sign the proxy and return it promptly in the enclosed envelope.

What constitutes a quorum for the Special Meeting?

In order for any business to be conducted at the Special Meeting, the holders of a majority of the shares issued and outstanding and entitled to vote at the Special Meeting must be present, either in person or represented by proxy. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner signs and returns a proxy but does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. If a quorum is not present, the Special Meeting may be adjourned or postponed by those shareholders who are represented. The Special Meeting may be rescheduled at the time of the adjournment with no further notice of the rescheduled time. An adjournment will have no effect on the business to be conducted.

What vote is required to take action?

Proposals 1 requires the affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote on Proposal 1. Proposal 2 requires the affirmative vote of a majority of our outstanding shares entitled to vote on Proposal 2.

Any abstentions will have the effect of a vote against Proposals 1 or 2. Any “broker non-votes” (shares held by brokers or nominees as to which they have discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon) will have will have no effect on Proposals 1 and 2. The passage of these Proposals are not dependent or contingent upon each other and each Proposal is to be considered and voted upon by our shareholders as a separate proposal requiring a separate vote.

Many brokers are subject to rules which prohibit them from “discretionary” voting on certain proposals unless they receive specific instruction from the beneficial owner to vote on such matters. Such rules prohibit the brokers from voting with respect to proposals related to contested director elections and equity compensation, absent such instruction, but such rules currently do not prohibit the brokers from voting on proposals related to ratification of accountants in the absence of such instructions if and as they choose.

Who is making this solicitation?

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Are there any dissenters’ rights of appraisal?

The Board is not proposing any action for which the laws of the State of Nevada, our Articles of Incorporation or our Bylaws provide a right of a shareholder to obtain appraisal of or payment for such shareholder’s shares.

How will proxy materials be delivered to households with more than one stockholder?

Only one copy of the Proxy Statement for the Special Meeting will be delivered to an address where two or more stockholders reside unless we have received contrary instructions from a stockholder at the address. A separate proxy card will be delivered to each stockholder at a shared address.

If you are a stockholder who lives at a shared address and you would like additional copies of the this Proxy Statement, contact the Secretary at No. 166 Fushi Road, Zeyang Tower, Shijingshan District, Beijing, China 100043; Telephone number 011 +86 10 8890 6927, and copies will promptly be mailed to you.

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Where are the principal executive offices of the Company?

Our principal executive offices are located at China Shen Zhou Mining & Resources, Inc., No. 166 Fushi Road, Zeyang Tower, Shijingshan District, Beijing, China 100043; and our telephone is 011 +86 10 8890 6927.

How can I obtain additional information about the Company?

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including the Company, that file electronically with the SEC. The SEC’s website address is www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E. Washington, DC 20549. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at 100 F Street, N.E., Washington, DC 20549.

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO COMPLETE AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR SHARES ARE REPRESENTED AND VOTED. THIS BENEFITS THE COMPANY BY REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this document regarding future events, performance or results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (which we refer to as the “PSLRA”) and are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. We urge you not to unduly rely on forward-looking statements; they give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made and we do not undertake any obligation to update them to reflect changes that occur after that date. A number of factors could cause results to differ significantly from our expectations, including, among others, any failure to obtain the shareholder approvals sought in this document.

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Security Ownership Of Certain Beneficial Owners And Management And Related Shareholders Matters

The following table sets forth certain information as of May 21, 2012 relating to the beneficial ownership (as defined by the rules of the SEC) of shares of Common Stock by (i) each person who owns beneficially more than 5% of the outstanding shares of our Common Stock, (ii) each of our directors, (iii) each of our executive officers as of May 21, 2012, and (iv) all of our executive officers and directors as a group.

We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares beneficially owned. Shares of Common Stock underlying options or warrants currently exercisable or exercisable on or within 60 days of the date of this proxy statement are deemed outstanding for computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

	Amount and Nature of Beneficial Ownership (1)
Name and Address	Number of Shares (2)	Percentage Owned (3)
5% Holders
Gang Liu (4)	1,909,673	4.98%

Directors and Executive Officers (5)
Xiaojing Yu, CEO and Chairman of the Board	14,997,090	39.10%
Xueming Xu, Director	1,844,120	4.81%
Helin Cui, COO, President and Director	8,800	*
Jiayin Zhu, CFO	100	*
Jian Zhang, Independent Director	20,000	*
Liancheng Li, Independent Director	10,000	*
Konman Wong, Independent Director	10,000	*
Ligang Wang, Vice President		*
Directors and executive officers as a group (8 persons)	16,870,110	43.99%

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*	Less than 1%

(1)	As of May 21, 2012, there were 38,347,523 shares of Common Stock outstanding. Each person named above has sole investment and voting power with respect to all shares of the Common Stock shown as beneficially owned by the person, except as otherwise indicated below.

(2)	Under applicable rules promulgated by the SEC pursuant to the Exchange Act, a person is deemed the “beneficial owner” of a security with regard to which the person, directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose or direct the disposition of the security, in each case irrespective of the person’s economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through (x) the exercise of any option or warrant or (y) the conversion of another security.

(3)	In determining the percent of Common Stock owned by a person (a) the numerator is the number of shares of Common Stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the shares of Common Stock outstanding as of May 21, 2012, and (ii) any shares of Common Stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

(4)	This information is derived from the Company’s knowledge of the issuance of such shares on May 2, 2012 pursuant to the Company’s acquisition of certain entities from Mr. Gang Liu. Techically his holding as of May 21, 2012 was less than 5%; however at the time of issuance it was slightly more than 5%.

(5)	The business address of the officers and directors listed herein is 166 Fushi Road, Zeyang Tower, Shijingshan District, Beijing, China 100043.

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PROPOSAL 1

To approve the potential issuance of Common Stock equal to or greater than 20% of the Company’s outstanding Common Stock upon conversion of the Series A Convertible Preferred Stock or exercises of warrants, both having been issued in connection with the RDO;

Overview of Proposal

Our Common Stock is listed on the NYSE Amex (the “Exchange”) and as a result, we must comply with the rules and regulations of the Exchange. Section 712 of the Exchange Company Guide (the “Company Guide”) requires that an Exchange listed company, like China Shen Zhou, is required to obtain shareholder approval pursuant to Section 713 of the Company Guide in connection with a transaction, other than a public offering, involving the sale, issuance, or potential issuance of Common Stock, or securities convertible into Common Stock, at a price less than the greater of book or market value which equals 20% or more of the Common Stock outstanding before the issuance.

The following is a summary of certain terms of the RDO.

The RDO

On March 21, 2011, we entered into a Securities Purchase Agreement (the “SPA”) with certain investors (the “Purchasers”) pursuant to which we sold (i) 5,000 shares of Series A Convertible Preferred Stock (the “Preferred Stock”) and (ii) warrants to purchase up to 1,960,785 shares of Common Stock (the “Warrants”) (together, the “Securities”), for gross proceeds of $5.0 million (the “Transaction”) generally to be used for general corporate and working capital purposes. The Securities were registered under our shelf registration statement on Form S-3. It is expected that there will be a second closing of the transaction pursuant to which the Company will issue an additional 5,000 shares of Preferred Stock and will received additional gross proceeds of $5.0 million.

The Preferred Stock has a stated value of $1,000 per share and earns cumulative dividends at the rate of 5% per annum. The initial conversion price of the preferred stock is $2.04 (the “Conversion Price”) and is subject to anti-dilution adjustments. The Preferred Stock will amortize in installment payments, which will be payable in Common Stock, subject to certain equity conditions, or, at the Company’s discretion, in cash. The dividend rate on the Preferred Stock is 5% per annum, payable quarterly in Common Stock, subject to certain equity conditions, or, at the Company’s discretion, in cash. The terms of the Preferred Stock are set forth in the Amended & Restated Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of China Shen Zhou Mining & Resources, Inc. (the “COD”). The Company filed the COD with the Secretary of State of the State of Nevada on March 26, 2012.

At the closing of the initial tranche, the Investors will received warrants to purchase, in the aggregate, approximately 1,960,785 shares of Common stock, which are exercisable for 42 months beginning on the closing date (including warrants to purchase approximately 980,393 shares of Common Stock, which were paid as additional consideration for the commitment of the initial purchasers to fund the second tranche). No additional warrants will be issued upon the consummation of the second tranche. The warrants have an initial exercise price of $2.04, and are subject to anti-dilution adjustments.

A holder of Preferred Stock or Warrants, subject to certain exceptions, will be prohibited from converting Preferred Stock or exercising Warrants for shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% (or up to 9.99%, as elected by such holder upon 61 days prior written notice) of the total number of shares of the Company’s Common Stock then issued and outstanding.

Pursuant to terms of the Transaction, the Company is restricted during certain periods of time and in certain circumstances in its ability to issue securities. Also, for a period of 18 months following the first closing, which took place on March 26, 2012, the Investors shall have certain participation rights.

The holders of the Preferred Stock have limited voting rights. The Preferred Stock is not and will not be listed on any securities exchange or automated quotation system.

19.99% Numeric Limitation

Under the terms of the COD and the Warrants, the aggregate number of shares of the Company’s Common Stock issuable upon any and all conversion of the Preferred Stock or exercises of the Warrants sold in the Transaction may not exceed 19.99% of the total issued and outstanding shares of our Common Stock (as of the initial closing of the Transaction) (the “Numeric Limitation”) unless such issuances in excess of the Numeric Limitation are approved by our shareholders. One of the requirements for the second closing is that we are required to obtain shareholder approval on or before the 120 days following the first closing of the Transaction on March 26, 2012.

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On May 21, 2012, there were 38,347,523 shares of Common Stock issued and outstanding. Under the initial terms of the Transaction, the number of shares of Common Stock that could be issued upon conversion of the Preferred Stock and exercise of the Warrants is approximately 4.6 million shares. However, fluctuations in share price can greatly increase the number of shares paid under the Preferred Stock. Thus, as is required for the second closing of the Transaction and to ensure that the required number of shares under the Transaction is available, we are seeking shareholder approval of the potential issuance of Common Stock equal to or greater than 20% of our Common Stock upon conversion of the Preferred Stock or upon exercise of Warrants issued in connection with the Transaction.

Potential Consequences if Shareholder Approval is Obtained

The issuance and sale of shares of our Common Stock would likely have a dilutive effect on a shareholder’s percentage voting power and, consequently, could lead to a decrease in the market price of our Common Stock. In addition, since the conversion or exercise prices may be below the market price of our Common Stock, even if conversions or exercises do not take place, the existence of the such rights could lead to a decrease in the market price of our Common Stock.

In addition, the issuance of our Common Stock to the Purchasers would increase the proportionate ownership of our outstanding Common Stock by the Purchasers. Through its ownership of our Common Stock, the Purchasers may have significant influence over corporate actions requiring shareholder approval, such as the election of directors, amendment of our charter documents and the approval of merger or significant asset sale transactions, which could render more difficult or discourage an attempt to obtain a controlling interest in us or the removal of the incumbent board of directors and may discourage unsolicited takeover attempts which might be desirable to shareholders.

Potential Consequences if Shareholder Approval is not Obtained

If we do not obtain shareholder approval as described in this proxy statement, we will not be able to issue to the holders of the Preferred Stock and the Warrants shares of our Common Stock upon conversion or exercise of the Securities in excess of the Numeric Limitation because doing so would not be in compliance with the Company Guide, and such non-compliance could result, potentially, in the delisting of our Common Stock from the Exchange.

In addition, to the extent that we do not obtain required shareholder approval by July 26, 2012 (within 120 days after the first closing of the Transaction), we may not be able to effect the second closing of the Transaction and may be subject to certain penalties under the COD, Warrants, and SPA.

Vote Required and Board Recommendation

The passage of this Proposal 1 requires the affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote.

After careful consideration of all relevant factors, our Board determined that this Proposal to approve the potential issuance of Common Stock equal to or greater than 20% of the Company’s outstanding Common Stock upon conversion of the Preferred Stock and shares issuable upon exercise of Warrants issued in connection with the Transaction is in the best interests of the Company and its shareholders. The Board recommends a vote FOR this Proposal.

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PROPOSAL 2

To approve an amendment to the Company’s Amended and Restated Articles of Incorporation, which would increase the number of authorized shares of Common Stock of the Company from 50,000,000 to 100,000,000 whereby the additional 50,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding, and would increase the number of authorized shares of capital stock from 55,000,000 to 105,000,000.

General

Our Board of Directors unanimously approved and recommended for adoption by the shareholders the Amendment to the Amended and Restated Articles of Incorporation of the Company, (the “Amendment”), whereby the first paragraph of Article IV of the Amended and Restated Articles of Incorporation is amended and restated to read in its entirety as follows*:

“The authorized capital of this Corporation shall be [55,000,000] 105,000,000 shares allocated as follows: (A) The aggregate number of common shares which this Corporation shall have authority to issue is: [50,000,000] 100,000,000 shares, $0.001 par value, which shares shall be designated “Common Stock”; and (B) The aggregate number of preferred shares which this Corporation shall have authority to issue is 5,000,000 shares, $0.001 par value, which shares shall be designated “Preferred Stock.”

(*New language is indicated by underlining, and language to be deleted is bracketed).

The following proposal is to approve the Amendment, but does not approve any issuance of shares of Common Stock, and no shareholder approval for such issuances is required or being sought.

Background and Reasons for the Proposed Amendment

As of May 21, 2012, we had 50,000,000 shares of our Common Stock authorized, of which, 38,347,523 shares were issued and outstanding and 5,000,000 shares of preferred stock, of which, 5,000 shares were issued and outstanding. The Amendment would increase the number of shares of our Common Stock that the Company is authorized to issue from 50,000,000 to 100,000,000 shares of Common Stock and the number of shares of authorized capital stock from 55,000,000 to 105,000,000. The par value of our Common Stock will not be affected by the Amendment.

We seek shareholder approval to increase the number of authorized shares because doing so will allow the Company to maintain sufficient shares of Common Stock for future business and financial purposes. The proposed amendment would increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000. Authorized but unissued shares of Common Stock may be used by the Company for any purpose permitted under Nevada law, including but not limited to, paying stock dividends to stockholders, raising capital, providing equity incentives to employees, officers, directors, and service providers, and entering into transactions that the Board believes provide the potential for growth and profit. Furthermore, the Company may utilize its securities to make future acquisitions. Although, except as discussed in Proposals 1 and 2, we presently have no plan, commitment, arrangement, understanding or agreement to issue additional shares of Common Stock, the Company may, in the future, issue Common Stock in connection with the activities described above or otherwise.

The increase in the authorized shares of Common Stock will not have any immediate effect on the rights of existing stockholders. However, as discussed above, if the stockholders approve the proposed amendment, our Board may cause the issuance of additional shares without further vote of our stockholders of the Company, except as provided under the rules of the NYSE Amex where our securities are listed. These future issuances may be dilutive to our current common stockholders and may cause a reduction in the market price of our Common Stock. Current holders of Common Stock do not have preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of our current stockholders and could result in dilution to our current stockholders.

The proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of Common Stock, which would dilute the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company.

The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for the Company’s stockholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, our Board is not aware of any attempt to take control of the Company, and our Board has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

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If the proposed Amendment is adopted, it will become effective upon filing of the Certificate of Amendment to the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada.

Vote Required and Board Recommendation

The passage of this Proposal 2 requires the affirmative vote of a majority of our outstanding shares.

After careful consideration of all relevant factors, our Board determined that this Proposal to increase our authorized Common Stock and capital stock is in the best interests of the Company and its shareholders. Our Board recommends a vote FOR this Proposal.

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Interest of Certain Persons in Matters to be Acted Upon

Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for this year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Secretary at No. 166 Fushi Road, Zeyang Tower, Shijingshan District, Beijing, China 100043, no later than the close of business on July 25, 2012. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

Other Matters

As of the date of this Proxy Statement, the Board has no knowledge of any business which will be presented for consideration at the Special Meeting other than Proposal 1 and Proposal 2. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.

May 22, 2012	By Order of the Board of Directors

/s/ Xiaojing Yu
Xiaojing Yu Chairman and CEO

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CHINA SHEN ZHOU MINING & RESOURCES, INC.

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 20, 2012

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of CHINA SHEN ZHOU MINING & RESOURCES, INC., a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Special Meeting of Stockholders (the “Special Meeting”) and Proxy Statement, dated May 22, 2012, and hereby constitutes and appoints Ms. Xiaojing Yu, the Company’s Chairman and Chief Executive Officer, and Mr. Helin Cui, the Company’s President and Chief Operating Officer, or either of them acting singularly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s common stock which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on June 20, 2012, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

1.	To approve the potential issuance of common stock of the Company par value $0.001 (the “Common Stock”) equal to or greater than 20% of the Company’s outstanding Common Stock upon conversion of the Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”) or upon exercise of warrants, both having been issued in connection with the March 2012 Registered Direct Offering of the Series A Convertible Preferred Stock (the “RDO”);

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation, which would increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 whereby the additional 50,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding, and would increase the number of authorized shares of capital stock from 55,000,000 to 105,000,000.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

I (we) acknowledge receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement dated May 22, 2012 and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

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Please sign, date and mail this proxy immediately in the enclosed envelope.

Name

Name (if joint)

Date _____________, 2012

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.

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